EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

To Bairnco Corporation:

We have issued our reports dated January 26, 2006, accompanying the consolidated financial statements and schedule included in the Annual Report of Bairnco Corporation on Form 10-K for the year ended December 31, 2005.  We hereby consent to the incorporation by reference of said reports in the Registration Statements of Bairnco Corporation on Form S-8 (File No. 33-36330, effective July 18, 1990 and File No. 33-41313, effective, June 19, 1991).

/s/ Grant Thornton LLP

Orlando, Florida

February 17, 2006